UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TimkenSteel Corporation

(Exact name of registrant as specified in its charter)

Ohio	3312	46-4024951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1835 Dueber Ave. S.W.

Canton, Ohio 44706

(330) 471-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. DiPiero

Executive Vice President, General Counsel and Secretary

TimkenSteel Corporation

1835 Dueber Ave. S.W.

Canton, Ohio 44706

(330) 471-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114-1190

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-196287) of TimkenSteel Corporation (the “Registrant”), initially filed with the Securities and Exchange Commission on May 27, 2014, as amended (the “Registration Statement”), hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the participants in the Registrant’s Amended and Restated 2014 Equity and Incentive Compensation Plan (the “Plan”) as of the date this post-effective amendment is filed.

On the date hereof, the Registrant has filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, to register the common shares that may be acquired by participants in the Plan upon the exercise of certain options to purchase the Registrant’s common shares and upon vesting of certain restricted shares, performance shares, restricted stock units and deferred share awards.

In compliance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on March 17, 2017.

TimkenSteel Corporation

By:	/s/ Christopher J. Holding
Christopher J. Holding
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 17, 2017.

Signature	Title

*	Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director
Ward J. Timken, Jr.

/s/ Christopher J. Holding	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Christopher J. Holding

/s/ Tina M. Beskid	Vice President - Corporate Controller and Investor Relations (Principal Accounting Officer)
Tina M. Beskid

*	Director
Joseph A. Carrabba

*	Director
Phillip R. Cox

*	Director
Diane C. Creel

*	Director
Terry L. Dunlap

*	Director
Randall H. Edwards

*	Director
Donald T. Misheff

*	Director
John P. Reilly

*	Director
Ronald Rice

*	Director
Randall J. Wotring

*	The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the officers and directors of the registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney was previously filed with the Registration Statement.

By:	/s/ Frank A. DiPiero
	Frank A. DiPiero, Attorney-in-Fact	March 17, 2017

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